Exhibit 10.33

EMPLOYEE STOCK PURCHASE PLAN

1.

Purpose. The purpose of the Plan is to provide eligible Employees with a means of acquiring an equity interest in the Company through payroll deductions or other contributions to enhance such Employees’ sense of participation in the affairs of the Company. This Plan shall apply to Offering Periods beginning on or after the effective date of the initial public offering of the Shares, as determined by the Committee.

This Plan includes two components: (a) a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”), the provisions of which shall be construed consistent with the requirements of Section 423 of the Code; and (b) a component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”). Options shall be granted under both components, consistent with the terms of the Plan, pursuant to rules, procedures or sub-plans adopted by the Committee. Except as otherwise provided in this Plan or determined by the Committee in a manner consistent with this Plan, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2.	Definitions. As used herein, the terms set forth below have the meanings assigned to them in this Section 2 and shall include the plural as well as the singular.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Board” means the Board of Directors of the Company.

“Business Day” means a day on which the Exchange is open for trading.

“Brokerage Account” means the account in which the Purchased Shares are held.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Leadership Development & Compensation Committee of the Board, or the designee of the Leadership Development & Compensation Committee.

“Company” means McAfee Corp., a Delaware corporation.

“Compensation” means the base pay received by a Participant, plus commissions, overtime and regular annual, quarterly and monthly cash bonuses payable pursuant to a short-term cash incentive plan and vacation, holiday and sick pay, in each case, from the Company, FTW or any of their respective subsidiaries. Compensation does not include: (1) income related to stock option awards, restricted stock unit grants, and other equity incentive awards (including but not limited to those originally issued by FTW); (2) sign-on bonuses, retention bonuses, stipends, or other non-recurring or special bonuses; (3) expense reimbursements; (4) relocation-related payments; (5) benefit plan payments (including but not limited to short-term disability pay, long-term disability pay, maternity pay, military pay, tuition reimbursement and adoption assistance); (6) payments related to the death of a Participant; (7) income from non-cash and fringe benefits; (8) severance payments; (9) “cash out” payments of vacation or other paid time off, or (10) other forms of compensation or income not specifically listed herein.

“Employee” means any individual who is a common law employee of the Company or any other Participating Affiliate. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or the Participating Affiliate, as appropriate, and only to the extent permitted under Section 423 of the Code with respect to the 423 Component. For purposes of the Plan, an individual who performs services for the Company or a Participating Affiliate pursuant to an agreement (written or oral) that classifies such individual’s relationship with the Company or a Participating Affiliate as other than a common law employee shall not otherwise (unless such individual is otherwise expressly classified as an employee by a different Participating Affiliate or by the Company) be considered an “employee” with respect to any period preceding the date on which a court or administrative agency issues a final determination that such individual is an “employee.”

“Enrollment Date” means the first Business Day of each Offering Period.

“Exchange” means the Nasdaq Global Select Market.

“Exercise Date” means the last Business Day of each Offering Period (or, if determined by the Committee, the Purchase Period, if different from the Offering Period).

“Fair Market Value” means the closing transaction price of a Share, as reported on the Exchange on the date as of which such value is being determined or, if the Shares are not listed on the Exchange as of an applicable date, the closing transaction price of a Share on the principal national stock exchange on which the Shares are traded on the date as of which such value is being determined or, if there are no reported transactions for such date, the closing transaction price of a Share on the immediately preceding date on which a closing transaction price was reported.

“FTW” means Foundation Technology Worldwide LLC, a Delaware limited liability company.

“Offering Period” means the six month period beginning on a date designated by the Committee and each successive six (6)-month period thereafter or such other period designated by the Committee; provided that in no event shall an Offering Period exceed 27 months, with the commencement of the first Offering Period to be determined by the Committee. Notwithstanding anything herein to the contrary, the Committee may establish an Offering Period with multiple Purchase Periods within such Offering Period.

“Option” means an option granted under this Plan that entitles a Participant to purchase Shares.

“Participant” means an Employee who satisfies the requirements of Sections 3 and 5 of this Plan.

“Participating Affiliate” means, (i) with respect to the 423 Component, each U.S. Subsidiary other than those for which the Committee or the Board has excluded its employees from participation in this Plan and (ii) with respect to the Non-423 Component, any entity that, directly or indirectly, is controlled by, controls or is under common control with the Company and/or any entity in which the Company has a significant equity interest, including, for the avoidance of doubt, FTW, McAfee, LLC and their respective subsidiaries, and excluding, in each case, any entity for which the Committee or the Board has excluded its employees from participation in this Plan.

“Plan” means this McAfee Employee Stock Purchase Plan.

“Purchase Account” means the notional bookkeeping account credited with the amount that shall be used to purchase Shares through the exercise of Options under this Plan.

“Purchase Period” means the period designated by Committee during which payroll deductions or other contributions of the Participants are credited under this Plan. Unless otherwise determined by the Committee, a Purchase Period will coincide with an entire Offering Period; provided that there may be multiple Purchase Periods within an Offering Period, if determined by the Committee prior to the commencement of the applicable Offering Period.

“Purchase Price” shall be the lesser of: (i) 85% percent of the Fair Market Value of a Share on the applicable Enrollment Date for an Offering Period and (ii) 85% percent of the Fair Market Value of a Share on the applicable Exercise Date; provided that the Committee may determine a different per share Purchase Price provided that such per share Purchase Price is communicated to Participants prior to the beginning of the Offering Period and provided that in no event shall such per share Purchase Price be less than the lesser of (i) 85% of the Fair Market Value of a Share on the applicable Enrollment Date or (ii) 85% of the Fair Market Value of a Share on the Exercise Date.

“Purchased Shares” means the full Shares issued or delivered pursuant to the exercise of Options under this Plan.

“Shares” means the Class A common stock, par value $0.001 per share, of the Company.

“Subsidiary” means an entity, U.S. or non-U.S., that is part of an unbroken chain of corporations beginning with the Company with respect to which not less than 50% of the voting equity is held by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary; provided that such entity is also a “subsidiary” within the meaning of Section 424 of the Code.

“Termination Date” means the date on which a Participant terminates employment or on which the Participant ceases to provide services to the Company or a Participating Affiliate as an employee, and specifically does not include any period following that date on which the Participant may be eligible for or in receipt of other payments from the Company including in lieu of notice or termination or severance pay or as wrongful dismissal damages.

3.	Eligibility.

(a)

Only Employees of the Company or a Participating Affiliate shall be eligible to be granted Options under this Plan and, in no event may a Participant be granted an Option under this Plan following his or her Termination Date.

(b)

Any provisions of this Plan to the contrary notwithstanding, no Employee shall be granted an Option if (i) immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding Options or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its Subsidiaries, (ii) such Option would permit his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time each such Option is granted) for each calendar year in which such Option is outstanding at any time, or (iii) such Employee customarily works for the Company and its Participating Affiliates 20 hours per week or less or customarily works for the Company and its Participating Affiliates less than five months in a calendar year; provided, however, that in the case of clause (iii), the Committee may provide for alternative minimum hours or length of service eligibility criteria prior to the commencement of an Offering Period, subject to Section 423 of the Code with respect to the 423 Component. In addition, except as otherwise determined by the Committee prior to the commencement of an Offering Period, during any Offering Period, (x) no Participant may purchase more than the lesser of (i) the number of Shares that is equal to $30,000, divided by the closing transaction price of a Share on the immediately preceding date prior to the first day of the Offering Period on which a closing transaction price was reported or (ii) _______ Shares and (y) in the aggregate, no more than one percent (1%) of the sum of (A) the number of Shares and (B) the number of FTW units (excluding those held by the Company), in each case, outstanding on the last day of the preceding fiscal year may be purchased.

4.

Exercise of an Option. Options shall be automatically exercised on behalf of Participants in this Plan every Exercise Date, using payroll deductions or other contributions that have been credited to the Participants’ Purchase Accounts during the applicable Purchase Period or that have been retained from a prior Purchase Period pursuant to Section 8 hereof.

5.	Participation.

(a)

An Employee shall be eligible to participate on the first Enrollment Date that occurs at least six months (or such other period of time determined by the Committee and, with respect to the 423 Component, consistent with Section 423 of the Code) after such Employee’s first date of employment with the Company or a Participating Affiliate; provided that such Employee properly completes and submits an election form in a manner and by the deadline prescribed by the Company.

(b)

An Employee who does not become a Participant on the first Enrollment Date on which he or she is eligible may thereafter become a Participant on any subsequent Enrollment Date by properly completing and submitting an election form in a manner and by the deadline prescribed by the Company.

(c)

Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Purchase Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12 hereof.

6.	Payroll Deductions/ Other Participant Contributions.

(a)

A Participant shall elect to have payroll deductions made during a Purchase Period equal to no less than 1% of the Participant’s Compensation up to a maximum of 15% (or such greater amount as the Committee establishes from time to time). The amount of such payroll deductions shall be in whole percentages. All payroll deductions made by a Participant shall be credited to his or her Purchase Account. A Participant who elects to have payroll deductions credited to his or her Purchase Account may not make any additional payments into his or her Purchase Account. Unless otherwise determined by the Company and subject to the other terms of this Plan, a Participant’s payroll deduction election will remain in effect for subsequent Offering Periods unless the Participant files an election change form in accordance with the procedures established by the Company not less than ten (10) business days (or such other deadline as is determined by the Company from time to time) prior to an applicable Purchase Period. Notwithstanding the foregoing or any provisions to the contrary in this Plan, the Company may (but is not required to) allow participants to make other contributions under this Plan via cash, check, or other means instead of payroll deductions, and for any Offering Period under the 423 Component, the Company determines that such other contributions are permissible under Section 423 of the Code. Any such other contributions must be made in a manner, in an amount and by the deadline prescribed by the Company and, once made, shall be credited to the Participant’s Purchase Account.

(b)

Except as otherwise determined by the Committee prior to commencement of an Offering Period, (i) a Participant may not increase the rate of payroll deductions or contributions during an Offering Period and (ii) unless otherwise determined by the Company, one time during an Offering Period, a Participant may decrease the rate of payroll deductions or contributions with respect to such Offering Period. A Participant may change his or her payroll deduction percentage under subsection (a) above for any subsequent Offering Period by properly completing and submitting an election change form in accordance with the procedures prescribed by the Committee. The change in amount shall be effective as of the first Enrollment Date following the date of filing of the election change form.

(c)

Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to 0% at any time during an Offering Period. Subject to Sections 13, 18 and 19 of the Plan, payroll deductions shall recommence at the rate provided in such Participant’s election form at the beginning of the first Offering Period which is scheduled to end in the calendar year following the calendar year in which the Participant’s payroll deductions were decreased to 0%, unless terminated by the Participant as provided in Section 12 hereof.

7.

Grant of Option. On each Enrollment Date, each Participant in the applicable Offering Period shall be granted an Option to purchase, on the applicable Exercise Date, a number of full Shares determined by dividing the amount credited prior to such Exercise Date to the Participant’s Purchase Account as of the applicable Exercise Date by the applicable Purchase Price.

8.

Exercise of Option. A Participant’s Option for the purchase of Shares shall be exercised automatically on the Exercise Date. The maximum number of Shares subject to the Option shall be purchased for such Participant at the applicable Purchase Price with the amount credited to his or her Purchase Account.

No fractional Shares shall be purchased; any amounts credited to a Participant’s Purchase Account which are not sufficient to purchase a full Share shall continue to be credited to the Purchase Account for the next subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 12 hereof. Subject to the immediately preceding sentence, all amounts credited to a Participant’s Purchase Account that are not used to purchase Shares on an Exercise Date, whether because of the Participant’s withdrawal from participation in an Offering Period or for any other reason, shall be distributed to the Participant or his or her designated beneficiary or legal representative, as applicable, without interest, as soon as administratively practicable after such withdrawal or other event, as applicable.

During a Participant’s lifetime, a Participant’s Option is exercisable only by him or her. The Company shall, at its sole discretion, satisfy the exercise of all Participants’ Options for the purchase of Shares through (a) the issuance of authorized but unissued Shares, (b) the transfer of treasury Shares, (c) the purchase of Shares on behalf of the applicable Participants on the open market through an independent broker and/or (d) a combination of the foregoing.

9.

Issuance of Stock. The Shares purchased by each Participant shall be issued in book entry form and shall be considered to be issued and outstanding to such Participant’s credit as of the Exercise Date. The Committee may permit or require that shares be deposited directly in a Brokerage Account with one or more brokers designated by the Committee or to one or more designated agents of the Company, and the Committee may use electronic or automated methods of share transfer. The Committee may require that Shares be retained with such brokers or agents for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares, and may also impose a transaction fee with respect to a sale of Shares issued to a Participant’s credit and held by such a broker or agent. The Committee may (but is not required to) permit Shares purchased under this Plan to participate in a dividend reinvestment plan or program maintained by the Company and establish a default method for the payment of dividends.

10.

Approval by Stockholders. Notwithstanding the above, this Plan is expressly made subject to the approval of the stockholders of the Company within 12 months before or after the date this Plan is adopted by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. If this Plan is not so approved by the stockholders within 12 months before or after the date this Plan is adopted by the Board, this Plan shall not come into effect.

11.	Administration.

(a)

Powers and Duties of the Committee. This Plan shall be administered by the Committee. Subject to the provisions of this Plan, Section 423 of the Code and the regulations thereunder with respect to the 423 Component, the Committee shall have the discretionary authority to determine the time and frequency of granting Options, the duration of Offering Periods and Purchase Periods, the terms and conditions of the Options and the number of Shares subject to each Option. The Committee shall also have the discretionary authority to do everything necessary and appropriate to administer the Plan, including, without limitation, interpreting the provisions of the Plan (but any such interpretation shall not be inconsistent with the provisions of Section 423 of the Code with respect to the 423 Component). All actions, decisions, and determinations of, and interpretations by the Committee with respect to this Plan shall be final and binding upon all Participants, upon their executors, administrators, personal representatives, heirs, and legatees and upon all other persons. No member of the Board or the Committee shall be liable for any action, decision, determination, or interpretation made in good faith with respect to this Plan or any Option granted hereunder. With respect to the 423 Component, an Offering Period shall be administered in a manner that is intended to provide that all Participants have the same rights and privileges as are provided by Section 423(b)(5) of the Code.

(b)

Administrator. The Company, Board or the Committee may delegate any or all of its powers or authority under this Plan, to the extent permitted by applicable law, to one or more members of the Board or the Committee or any officer or employee of the Company or any of its affiliates. The Company, Board or the Committee may also engage the services of a brokerage firm or financial institution (the “Administrator”) to perform certain ministerial and procedural duties under this Plan including, but not limited to, mailing and receiving notices contemplated under this Plan, determining the number of Purchased Shares for each Participant, maintaining or causing to be maintained the Purchase Account and the Brokerage Account, disbursing funds maintained in the Purchase Account or proceeds from the sale of Shares through the Brokerage Account, filing with the appropriate tax authorities proper tax returns and forms (including information returns) and providing to each Participant statements as required by law or regulation.

(c)

Indemnification. Each person who is or shall have been (i) a member of the Board, (ii) a member of the Committee, or (iii) an officer or employee of the Company or any of its affiliates to whom authority was delegated in relation to this Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided that he or she shall give the Company a reasonable opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; and provided further that this Section 11(c) shall not apply to any loss, cost, liability or expense that is a result of an indemnified person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, any contract with the Company, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

12.

Withdrawal. A Participant may withdraw from an Offering Period by properly completing and submitting to the Company a withdrawal form in accordance with the procedures prescribed by the Committee or the Company, which must be submitted prior to the date specified by the Committee or the Company before the Exercise Date. Upon withdrawal, any amounts credited to the Participant’s Purchase Account prior to the effective date of the Participant’s withdrawal from this Plan will be returned to the Participant, without interest, as soon as administratively practicable after such withdrawal. No further payroll deductions or contributions for the purchase of Shares will be made during the Offering Period in which the withdrawal occurs or any subsequent Offering Periods, unless (as to any subsequent Offering Period) the Participant properly completes and submits an election form, by the deadline prescribed by the Company. A Participant’s withdrawal from an Offering Period under this Plan will not, except as described in the immediately preceding sentence, have any effect upon his or her eligibility to participate in subsequent Offering Periods or in any similar plan that may hereafter be adopted by the Company or any of its affiliates.

13.

Termination of Employment. On the Termination Date of a Participant for any reason prior to the applicable Exercise Date, whether voluntary or involuntary, and including termination of employment due to retirement, death or as a result of liquidation, dissolution, sale, merger or a similar event affecting the Company or a Participating Affiliate, the amount credited to his or her Purchase Account will be returned to him or her or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 16, without interest, as soon as administratively practicable after such Termination Date and his or her Option will be automatically terminated.

14.

Funding; Interest. Except as required by applicable law, the Company shall not be required to fund or set aside any funds or amounts under this Plan, including in respect of any Purchase Accounts. No interest shall accrue on the amounts credited to Purchase Accounts in this Plan.

15.	Stock.

(a)	The stock subject to Options shall be common stock of the Company as traded on the Exchange or on such other exchange as the Shares may be listed from time to time.

(b)

Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of Shares which shall be made available for sale under this Plan shall be ______ Shares. In addition, subject to adjustments upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of Shares which shall be made available for sale under this Plan shall automatically increase on the first day of each fiscal year beginning with the first day of the second (2nd) fiscal year that begins after the date the Plan is adopted and ending with the first day of the tenth (10th) fiscal year that begins after the date the Plan is adopted, by an amount equal to the lesser of (i) one percent (1%) of the sum of (A) the number of Shares and (B) the number of FTW units (excluding those held by the Company), in each case, outstanding on the last day of the preceding fiscal year, or (ii) such number of Shares as may be established by the Board; provided that in no event shall the aggregate number of additional Shares made available under this Plan pursuant to this sentence exceed _____. If, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised exceeds the number of Shares then available under this Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(c)

A Participant shall have no interest or voting right in Shares covered by his or her Option until such Option has been exercised and the Participant has become a holder of record of Shares acquired pursuant to such exercise.

16.

Designation of Beneficiary. The Committee may permit Participants to designate beneficiaries to receive any Purchased Shares or the amount credited to the Participant’s Purchase Account under this Plan in the event of such Participant’s death. Beneficiary designations shall be made in accordance with procedures prescribed by the Committee. If no properly designated beneficiary survives the Participant, the Purchased Shares and amount credited to the Participant’s Purchase Account, if any, will be distributed to the Participant’s estate.

17.

Assignability of Options. Neither amounts credited to a Participant’s Purchase Account nor any rights with regard to the exercise of an Option or to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 12 hereof.

18.	Adjustment of Number of Shares Subject to Options.

(a)

Adjustment. Subject to any required action by the stockholders of the Company, the maximum number and kind of securities available for purchase under this Plan, as well as the price per security, the number of securities covered by each Option under this Plan which has not yet been exercised and all limits denominated in shares under the Plan shall be appropriately adjusted in the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard), such as a stock split, reverse stock split, stock dividend, recapitalization through a large, nonrecurring cash dividend, combination or reclassification of the common stock of the Company. Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding, and conclusive. If any such adjustment would result in a fractional security being available under this Plan, such fractional security shall be disregarded. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. The Options granted pursuant to the 423 Component shall not be adjusted in a manner that causes such Options to fail to qualify as options issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(b)

Dissolution or Liquidation. Unless otherwise determined by the Board, in the event of the planned dissolution or liquidation of the Company, the Offering Period then in progress will terminate immediately prior to the consummation of such proposed action, unless an earlier date is otherwise provided by the Committee or the Board, and the Board may either provide for the purchase of Shares as of the date on which such Offering Period terminates (which will be deemed to occur in all events prior to the consummation of such proposed action, if falling on the same date) or return to each Participant the amount credited to such Participant’s Purchase Account.

(c)

Merger or Asset Sale. In the event of a Change in Control (as defined in the Company’s 2020 Omnibus Incentive Plan) or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or a substantially similar option substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the Board or the Committee determines, in the exercise of its sole discretion, that in lieu of such assumption or substitution to either terminate all outstanding Options and return to each Participant the amounts credited to such Participant’s Purchase Account or to provide for the Offering Period in progress to end on a date prior to the date of the Company’s consummation of such Change in Control or merger, resulting in the Exercise Date occurring as of the last Business Day of such shortened Offering Period.

19.	Amendments or Termination of this Plan.

(a)

Subject to any stockholder approval required by applicable law, regulation or Exchange or other applicable stock exchange rule, the Board or the Committee may at any time and for any reason amend, modify, suspend, discontinue or terminate this Plan without notice; provided that the terms of any amendment to the Plan or any offering hereunder must be in writing or in electronic form.

(b)

Without stockholder consent, the Board or the Committee shall be entitled to change the Purchase Price, Offering Periods, Purchase Periods, eligibility requirements, limit or increase the frequency and/or number of changes in the amount withheld during a Purchase Period, return all amounts in Purchase Accounts to holder of such account, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in an amount less than or greater than the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with this Plan; provided that changes to (i) the Purchase Price, (ii) the Offering Period, (iii) the Purchase Period, (iv) the maximum percentage of Compensation that may be deducted pursuant to Section 6(a) or (v) the maximum number of Shares that may be purchased in a Purchase Period, shall not be effective until communicated to Participants.

20.

No Other Obligations. The receipt of an Option pursuant to this Plan shall impose no obligation upon the Participant to purchase any Shares covered by such Option. Nor shall the granting of an Option pursuant to this Plan constitute an agreement or an understanding, express or implied, on the part of the Company or any of its affiliates to employ the Participant for any specified period.

21.

Notices and Communication. Any notice or other form of communication which the Company or a Participant may be required or permitted to give to the other shall be provided through such means as designated by the Committee, including but not limited to any paper or electronic method.

22.	Condition upon Issuance of Shares.

(a)

Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, U.S. or non-U.S., including, without limitation, the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.

General Compliance. This Plan will be administered, and Options will be exercised in compliance with the 1933 Act, 1934 Act and all other applicable securities laws and Company policies, including without limitation, any insider trading policy of the Company.

24.

Term of this Plan. This Plan shall become effective upon the earlier to occur of (i) its adoption by the Board and (ii) its approval by the stockholders of the Company (the “Effective Date”), and shall continue in effect until the earlier of (A) the termination of this Plan pursuant to Section 19 hereof and (B) the tenth anniversary of the Effective Date, with no new Offering Periods commencing on or after such tenth anniversary.

25.

Governing Law. This Plan and all Options granted hereunder shall be construed in accordance with and governed by the laws of the State of Delaware without reference to choice of law principles and subject in all cases to the Code and the regulations thereunder with respect to the 423 Component. By electing to participate in this Plan, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Plan or any award, (ii) not commence any suit, action or other proceeding arising out of or based upon this Plan or any award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware, and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Plan or the subject matter thereof may not be enforced in or by such court. Further, by electing to participate in this Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under this Plan, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By electing to participate in this Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding, or counterclaim, seek to enforce the foregoing waivers.

Notwithstanding anything to the contrary in this Plan, nothing herein is to be construed as limiting the ability of the Company (or any of its Participating Affiliates) and a Participant to agree to submit any dispute arising under the terms of this Plan to binding arbitration or as limiting the ability of the Company (or any of its Participating Affiliates) to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an award hereunder.

26.

Non-U.S. Participants. Without the amendment of this Plan, the Company may provide for the participation in this Plan by Employees who are subject to the laws of non-U.S. countries or jurisdictions on such terms and conditions additional to or different from those specified in this Plan as may in the judgment of the Company be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Company may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or the Participating Affiliates operate or have employees. Each subplan shall constitute a separate “offering” under this Plan in accordance with Treas. Reg. §1.423-2(a) and, to the extent inconsistent with the requirements of Section 423, any such subplan shall be considered part of the Non-423 Component, and rights granted thereunder shall not be required by the terms of this Plan to comply with Section 423 of the Code.

27.

Sections 423 and 409A. The 423 Component shall be exempt from the application of Section 409A of the Code, and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code. The Non-423 Component is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in this Plan to the contrary, if the Committee determines that an Option granted under this Plan may be subject to Section 409A of the Code or that any provision in this Plan would cause an Option to be subject to Section 409A, the Committee may amend the terms of this Plan and/or of an outstanding Option granted under this Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the participant’s consent, to exempt any outstanding Option or future Option that may be granted under this Plan from or to allow any such Options to comply with Section 409A of the Code. Notwithstanding the foregoing, neither the Company, the Board, the Committee nor any person acting on their behalf shall have any liability to a Participant or any other party by reason of any acceleration of income, any additional tax, or any other tax or liability asserted by reason of the failure of any Option or this Plan to be exempt from or compliant with Section 423 of the Code, Section 409A of the Code or by reason of any other tax resulting from a Participant’s participation in the Plan.

28.

Taxes. Payroll deductions will be made on an after-tax basis. The Committee and the Company will have the right, as a condition to exercising an Option, to make such provision as it deems necessary to satisfy its obligations to withhold U.S. federal, state or local and non-U.S. income or other taxes incurred by reason of the exercise of the Option and/or the purchase or disposition of Shares under this Plan. In the discretion of the Committee and the Company and subject to applicable law (including, if applicable, requirements for exemption from Section 16 of the 1934 Act), such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under this Plan, valued at Fair Market Value, but not in excess of the maximum statutory amounts required to be withheld. Without limiting the foregoing, the Committee or the Company may require (and by becoming a Participant in the Plan, the Participant agrees) that a Participant, as a condition to the exercise of an Option under this Plan, deliver an amount in cash necessary to satisfy all applicable withholding obligations in respect of such exercise and, if such condition is not satisfied by a Participant within ten (10) days following an otherwise applicable Exercise Date, the amount in such Participant’s Participant Account will be returned to him or her by the Company.